Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 13, 2012, except for the last paragraph in Note G, as to which the date is June 13, 2012 with respect to the financial statements of MVP REIT, Inc. (formerly MVP Monthly Income Realty Trust, Inc., a Maryland Corporation in the Development Stage) contained in Amendment No. 5 to the Registration Statement on Form S-11 and to the use of our name as it appears under the caption “Experts.”

/s/ JLK PARTNERS, LLP

Irvine, California

August 3, 2012